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                                                                       Exhibit 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.


          American International Group, Inc. -- Subsidiary Information

HSB Group, Inc.

      Passive Investor pursuant to Rule 13d-1(c)

           Category Symbol:           HC

HSB Engineering Finance Corporation

      Passive Investor pursuant to Rule 13d-1(c)

           Category Symbol:           CO




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